Exhibit 99.1

Onity Group Inc.

OCWEN FINANCIAL OFFICIALLY REBRANDS AS ONITY™ GROUP

NYSE trading symbol (“ONIT”) expected to be effective market open on June 10, 2024

West Palm Beach, FL – (June 10, 2024) – Onity Group Inc. (NYSE: ONIT) (“Onity” or the “Company”), a leading non-bank mortgage servicer and originator, today announced that it has officially started operating under its new brand name effective Monday, June 10, 2024, replacing its former name, Ocwen Financial Corporation.

The Company’s common stock is expected to begin trading on the New York Stock Exchange under the symbol “ONIT” at market open today.

Glen A. Messina, Chair, President and CEO of Onity Group, said, “Today marks the start of a new era for our Company and signifies our transformation, growth and expansion into a balanced and diversified business. We are proud of what we have built – a strong servicing platform with industry-leading cost and operational performance, multi-channel originations and asset management capabilities, and a technology-enabled global platform.”

Messina continued, “This is more than just a name change. It is part of the continued evolution of our Company that started more than five years ago. We now have a brand identity that reflects our Company, our people, and our commitment to delivering results. Our new name, derived from the phrase “on it;” our tagline, “we get it done;” and our vibrant, energetic visual identity collectively stand for a company that takes action, follows through on its commitments and is relentless in creating success for its customers and stakeholders. Onity represents who we are today, and I am excited for what the future holds.”

Onity’s primary brands, PHH Mortgage Corporation and Liberty Reverse Mortgage, are expected to begin rebranding to Onity Mortgage in the fall of this year.

About Onity Group

Onity Group Inc. (NYSE: ONIT) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988. For additional information, please visit onitygroup.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding the expected timing and potential impacts of our rebranding.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the timeline for completion of our rebranding activities, shareholder and counterparty response to our rebranding, the timing and receipt of licensing or other regulatory approvals related to the rebranding, changes in market conditions, the industry in which we operate, and our business, the actions of governmental entities and regulators impacting our business, developments in our litigation matters, and other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2023 and any current report or quarterly report filed with the SEC since such date. Anyone wishing to understand Onity’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

For Further Information Contact:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@onitygroup.com

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